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Triarc Companies, Inc.

(Name of Registrant as Specified In Its Charter)

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TRIARC COMPANIES, INC.

Notice of Annual Meeting of Stockholders
and
Proxy Statement

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

Wednesday, June 1, 2005
at 12:00 Noon
at the offices of Bear, Stearns & Co., Inc.
383 Madison Avenue, 2nd Floor
New York, New York

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

May 2, 2005

Dear Stockholders:

      It is our pleasure to invite you to join us at the 2005 Annual Meeting of Stockholders of Triarc Companies, Inc., which will be held at 12:00 noon, local time, on Wednesday, June 1, 2005, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

      At the meeting, you will be asked to consider and vote on the election of eleven (11) directors, a proposal to approve an amendment to the Performance Goal Bonus Awards portion of the Company's 1999 Executive Bonus Plan and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

      The Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

Sincerely,

NELSON PELTZ Chairman and Chief Executive Officer	PETER W. MAY President and Chief Operating Officer

TRIARC COMPANIES, INC.
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, June 1, 2005
12:00 Noon, Local Time

      The 2005 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 1, 2005, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167, for the following purposes:

(1) to elect eleven (11) directors to hold office as specified in the accompanying Proxy Statement;

(2) to approve an amendment to the Performance Goal Bonus Awards portion of the Company's 1999 Executive Bonus Plan;

(3) to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants; and

(4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock and holders of record of the Company's Class B Common Stock, Series 1, in each case at the close of business on April 12, 2005. All such stockholders of record are invited to attend the Meeting. Admission to the Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the Meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

By Order of the Board of Directors
STUART I. ROSEN Secretary

May 2, 2005

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

PROXY STATEMENT

INTRODUCTION

General

      The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Triarc Companies, Inc. (the “Company” or “Triarc”) in connection with the 2005 Annual Meeting of Stockholders of the Company (the “Meeting”), to be held on Wednesday, June 1, 2005, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on May 2, 2005. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

      When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the eleven (11) nominees for directors named below and FOR Proposals (2) and (3). The Company does not have cumulative voting. Under the Company's By-Laws (the “By-Laws”), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

      Only holders of the Company's Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), and holders of the Company's Class B Common Stock, Series 1, par value $.10 per share (the “Class B Common Stock”), at the close of business on April 12, 2005, their authorized representatives and guests of the Company will be able to attend the Meeting. For your comfort and security, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

      Tickets may be issued to others at the discretion of the Company.

Voting Securities

      All holders of record of the Company's Class A Common Stock and/or Class B Common Stock at the close of business on April 12, 2005 are entitled to vote on all business transacted at the Meeting. At the close of business on April 12, 2005, the Company had 23,867,225 shares of Class A Common Stock and 42,591,944 shares of Class B Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. Each share of Class B Common Stock entitles the holder to one-tenth of a vote per share. Accordingly, a total of 28,126,419.4 votes may be cast at the Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum. Broker “non-votes” and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

      Under the General Corporation Law of the State of Delaware (the “Delaware Law”), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, (i) directors are elected by a plurality vote, and (ii) the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (3). With respect to Proposal (2), the Treasury regulations under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Code”), require the affirmative vote of a majority of the votes cast on the issue to approve such Proposal in accordance with such regulations. Under the Delaware Law, an abstention is not deemed to be a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors (Proposal (1)) or issues requiring approval of a majority of the votes cast (Proposal (2)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on Proposal (3) and have the effect of votes in opposition in such tabulations, while broker “non-votes” are not included in the tabulation of the voting results on such Proposal and therefore do not have the effect of votes against in such tabulation.

      The Company has been informed that the 8,826,149 shares of Class A Common Stock and the 9,867,649 shares of Class B Common Stock owned as of the record date by Nelson Peltz, Peter W. May, the Peltz Family Limited Partnership and two minor children of Mr. Peltz representing, in the aggregate, approximately 34.9% of votes entitled to be cast by the holders of Class A Common Stock and/or Class B Common Stock at the Meeting, will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the eleven (11) nominees for director named below and FOR Proposals (2) and (3).

PROPOSAL 1.
ELECTION OF DIRECTORS

Nominees For Election

      It is recommended that the eleven (11) nominees named below be elected as directors of the Company, with each director to hold office until the next annual meeting of the Company's stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the eleven (11) nominees are presently serving as directors of the Company and, except for Messrs. Garden and Sachs, were elected directors at the Company's annual meeting of stockholders held on June 9, 2004 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. Effective as of August 10, 2004, the number of directors constituting the Board of Directors was increased to ten (10) and Mr. Sachs was named by the Board of Directors to fill the vacancy and to serve until his successor is duly chosen and qualified or until his prior death, resignation or removal. Effective as of December 16, 2004, the number of directors constituting the Board of Directors was increased to eleven (11) and Mr. Garden was named by the Board of Directors to fill the vacancy and to serve until his successor is duly chosen and qualified or until his prior death, resignation or removal. Mr. Sachs is Chairman and Chief Executive Officer of our subsidiary Deerfield & Company LLC (“D&C”), which we acquired in July 2004. Mr. Garden was an Executive Vice President of the Company and since his election to the Board, has been serving as Vice Chairman of the Company. Mr. Garden is the son-in-law of Nelson Peltz. Both Messrs. Sachs and Garden were recommended by our Chairman and Chief Executive Officer and other senior executive officers of the Company to fill the vacancies. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

      Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Nelson Peltz	Mr. Peltz has been a director and the Chairman and Chief Executive Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company's subsidiaries. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian”), which provided investment banking and management services for entities controlled by Mr. Peltz and Mr. May. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and

Name of Director	Business Experience During Past Five Years, Age and Other Information
cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of Encore Capital Group, Inc. since January 2003. Mr. Peltz is the father-in-law of Edward P. Garden, a director and Vice Chairman of the Company. Mr. Peltz is 62 years of age.
Peter W. May	Mr. May has been a director and the President and Chief Operating Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company's subsidiaries. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. Mr. May has also served as a director of Encore Capital Group, Inc. since February 1998. Mr. May is 62 years of age.
Hugh L. Carey	Mr. Carey has been a director of the Company since June 1994. He was an Executive Vice President of W.R. Grace & Co. (“Grace”) from 1987 through December 1995. From 1993 to December 1995, he served Grace as director of its Government Relations Division, and from 1987 until 1993, he ran Grace's office of environmental policy. Mr. Carey was the Governor of the State of New York from 1975 until 1983 and a member of Congress from 1960 until 1975. From 1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China Trust Bank, and a partner of Harris Beach LLP, a law firm. Mr. Carey is 86 years of age.
Clive Chajet	Mr. Chajet has been a director of the Company since June 1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image management, since January 1997. Prior to that time, Mr. Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image management, from 1983 to January 1997. Mr. Chajet is 68 years of age.
Edward P. Garden	Mr. Garden has been a director and Vice Chairman of the Company since December 2004. Prior thereto, he served as an Executive Vice President of Triarc since August 2003. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 43 years of age.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Joseph A. Levato	Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of Triarc and certain of its subsidiaries from April 1993 to August 1996. Prior to April 1993, he was Senior Vice President and Chief Financial Officer of Trian from January 1992 to April 1993. From 1984 to December 1988, he served as Senior Vice President and Chief Financial Officer of Triangle. Mr. Levato is 64 years of age.
Gregory H. Sachs	Mr. Sachs has been a director of the Company since August 2004. Mr. Sachs has served as Chairman and Chief Executive Officer of each of D&C and Deerfield Capital Management LLC (“Deerfield” and together with D&C, the “Deerfield Companies”), which he founded, since 1993. Prior to founding Deerfield, Mr. Sachs served as Vice President and Trading Manager of Harris Trust and Savings Bank's Global Fixed Income Trading Division, the bank's proprietary trading group. Before joining Harris Trust and Savings Bank, Mr. Sachs worked as a fixed income portfolio manager at Lotsoff Capital Management, a registered investment advisor in Chicago. Mr. Sachs is 39 years of age.
David E. Schwab II	Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel of Cowan, Liebowitz & Latman, P.C., a law firm, since January 1998. Prior to that time, he was a partner of Schwab Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab also serves as Chair Emeritus of the Board of Trustees and Chair of the Executive Committee of Bard College. Mr. Schwab is 73 years of age.
Raymond S. Troubh	Mr. Troubh has been a director of the Company since June 1994. He has been a financial consultant since prior to 1989. Mr. Troubh is a director of Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc., Portland General Electric Company and WHX Corporation. He is also a trustee of Petrie Stores Liquidating Trust. Mr. Troubh is 78 years of age.
Gerald Tsai, Jr.	Mr. Tsai has been a director of the Company since October 1993. Mr. Tsai is a private investor. From February 1993 to October 1997, he was Chairman of the Board, President and Chief Executive Officer of Delta Life Corporation, a life insurance and annuity company with which Mr. Tsai became associated in 1992. Mr. Tsai also serves as a director of Sequa Corporation, Zenith National Insurance Corporation, United

Name of Director	Business Experience During Past Five Years, Age and Other Information
Rentals, Inc. and Apollo Investment Corporation. He is an honorary trustee of Boston University, a trustee of NYU Hospitals Center and New York University School of Medicine Foundation. Mr. Tsai is 76 years of age.
Jack G. Wasserman	Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that time, he was a senior partner of Wasserman, Schneider, Babb & Reed (and its predecessors) from 1966 until September 2001. Mr. Wasserman serves as a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., National Energy Group, Inc. and Cadus Corporation. Mr. Wasserman is 68 years of age.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ELEVEN (11) NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

Name	Age	Positions
Nelson Peltz	62	Director; Chairman and Chief Executive Officer
Peter W. May	62	Director; President and Chief Operating Officer
Edward P. Garden	43	Director; Vice Chairman
Gregory H. Sachs	39	Director; President and Chief Executive Officer of the Deerfield Companies
Douglas N. Benham	48	President and Chief Executive Officer of Arby's, LLC
Brian L. Schorr	46	Executive Vice President and General Counsel and Assistant Secretary
Francis T. McCarron	48	Executive Vice President and Chief Financial Officer
Stuart I. Rosen	45	Senior Vice President and Associate General Counsel, and Secretary
Fred H. Schaefer	60	Senior Vice President and Chief Accounting Officer
Anne A. Tarbell	46	Senior Vice President—Corporate Communications and Investor Relations

      Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz, May, Garden and Sachs, for whom such information has been provided under “Nominees for Election,” above).

      Douglas N. Benham has been the President and Chief Executive Officer of Arby's, LLC (“Arby's”) since January 2004. Mr. Benham has also been President and Chief Executive Officer of Sybra, Inc. (“Sybra”) since January 2004. From August 2003 to December 2003, Mr. Benham served as President and Chief Executive Officer of DNB Advisors, LLC, a consulting firm. From January 1999 through August 2003, he served as Senior Vice President and Chief Financial Officer of RTM Restaurant Group (“RTM”), the largest franchisee of Arby's® restaurants.

      Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

      Francis T. McCarron has been Executive Vice President and Chief Financial Officer of Triarc since March 2005. Prior thereto, he was Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. From April 1993 to June 2001, he was Senior Vice President—Taxes of Triarc and certain of its subsidiaries. Mr. McCarron served as Vice President—Taxes of Trian from its formation in January 1989 to April 1993.

      Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since November 16, 2000. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison LLP since 1985.

      Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

      Anne A. Tarbell has been Senior Vice President—Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director—Investor Relations of ITT Corporation and served as Assistant Director—Investor Relations of ITT Corporation from August 1991 to May 1995.

      The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

CORPORATE GOVERNANCE

Independence of Directors

      Under the New York Stock Exchange's listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to the Company's Corporate Governance Guidelines (the “Guidelines”), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the Guidelines, the Board of Directors has adopted categorical standards (“Independence Standards”) to assist it in determining the independence of the Company's directors. Pursuant to the Independence Standards, any relationship described below will be presumed to be material if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company as an executive officer, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•	the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

•	the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same times serves or served on the compensation committee of that company's board of directors;

•	the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company's last completed fiscal year. Also, the three year “look-back” period referred to above applies only to the financial relationship between the Company and the director's or immediate family member's current employer (i.e., former employment of the director or immediate family member need not be considered); or

•	the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which, within the last three years, the Company has made discretionary contributions (excluding for this purpose matching funds paid by the Company as a result of contributions by the Company directors and employees) that, in any fiscal year of such non-profit organization, foundation or university, exceeded the greater of $1 million or 2% of such entity's consolidated gross revenues.

      The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303 of the New York Stock Exchange Listed Company Manual.

      The Independence Standards further provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not material. The Independence Standards also provide that employment as an interim Chairman or CEO or other executive officer will not disqualify a director from being considered independent following that employment. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a “direct or indirect material interest” within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with the Company or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question. For purposes of the Independence Standards, the term “Company” includes any subsidiary in Triarc's consolidated group.

      The Board of Directors and the Nominating and Corporate Governance Committee reviewed the independence of the director nominees. As a result of this review, a determination was made that each of the following director nominees is independent of the Company and its management: Messrs. Carey, Chajet, Levato, Schwab, Troubh, Tsai and Wasserman.

Board Meetings and Certain Committees of the Board

      Ten meetings of the full Board of Directors were held during the fiscal year ended January 2, 2005. Each incumbent director who served on the Board of Directors in 2004 and is a nominee for reelection, attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2004. While we do not have a formal policy requiring them to do so, directors are expected to attend the Company's annual meeting of stockholders. With one exception, all persons then serving as directors attended the 2004 Annual Meeting of Stockholders.

      The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

      Audit Committee. The Audit Committee is composed of Messrs. Joseph A. Levato (Chairman), David E. Schwab II, Raymond S. Troubh and Jack G. Wasserman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process, the Company's systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of risk assessment and risk management policies; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members is “financially literate” and at least one member, Mr. Levato, qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met eleven times during 2004. The formal report of the Audit Committee with respect to fiscal year 2004 begins on page 36 herein.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Raymond S. Troubh (Chairman), Hugh L. Carey, David E. Schwab II and Gerald Tsai, Jr. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of Directors' and management's performance.

      The Nominating and Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Guidelines, can be found on the Company's website at www.triarc.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board's assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

      The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock, (y) Class B Common Stock or (z) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted. The Nominating and Corporate Governance Committee met five times during 2004.

      Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jack G. Wasserman. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of the Company's directors and executive officers, administering the Triarc Companies, Inc. 1997 Equity Participation Plan (the “1997 Plan”), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) and such other salary, compensation or incentive plans as the Compensation Committee is designated to administer, and related matters. The Compensation Committee met eleven times during 2004.

      The Performance Compensation Subcommittee (the “Subcommittee” or the “Performance Committee”) is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Jack G. Wasserman. The Subcommittee was established in August 1997 to assume certain functions which were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering the Company's compensation plans that are intended to meet the requirements of Section 162(m) of the Code, including the Triarc Companies, Inc. 1993 Equity Participation Plan, as amended (the “1993 Plan”), the 1998 Equity Participation Plan (the “1998 Plan”), the 2002 Equity Participation Plan (the “2002 Plan”), the 1999 Executive Bonus Plan (the “1999 Executive Bonus Plan” or the “1999 Plan”), and such other salary, compensation or incentive plans as the Subcommittee is designated to administer, and related matters. The Subcommittee met six times in 2004.

      Charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee and Performance Compensation Subcommittee, as well as the Guidelines and the Company's Code of Business Conduct and Ethics (including code of ethics provisions that apply to the Company's principal executive, financial and accounting officers) may be found under the Investor Relations section of the Company's website at www.triarc.com and are also available in print, free of charge, to any stockholder who requests them.

Compensation of Directors

      Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 2002 Plan, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock and/or Class B Common Stock rather than in cash. See “Executive Compensation—Certain Employment

Arrangements with Executive Officers” below for certain information relating to compensation of the Company's management directors.

      In addition, pursuant to the 2002 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase an aggregate of 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock.

Executive Sessions of the Board of Directors

      The Company has instituted executive sessions of the Board of Directors whereby non-management directors meet in regularly scheduled sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons that no Form 5s were required for these persons, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2004, with the exception that Mr. Peltz inadvertently failed to file a report on a timely basis with respect to one purchase and related gift of shares of stock that he made. In addition, in 2004 it was determined that Mr. Chajet had inadvertently failed to file on a timely basis with respect to two gifts of shares of stock that he made in 2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth the beneficial ownership as of April 12, 2005 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock (constituting the only classes of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each of the Named Officers (as defined in the Introduction to Summary Compensation Table below) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature of Beneficial Ownership				Percentage of Class Beneficially Owned
Name and Address of Beneficial Owner	Class A		Class B		Class A	Class B	Percentage of Total Voting Power of Outstanding Class A and Class B Common Stock(1)
Nelson Peltz 280 Park Avenue New York, NY 10017	11,101,149 (2)(3)(4)(5)		14,417,649 (2)(3)(4)(5)		42.5%	30.6%	34.9%
Peter W. May 280 Park Avenue New York, NY 10017	11,101,149 (2)(3)(4)(5)		14,417,649 (2)(3)(4)(5)		42.5%	30.6%	34.9%
Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890	1,695,688	(6)	3,390,240	(6)	7.1%	8.0%	7.2%
RS Investment Management, L.P. 388 Market Street, Suite 200 San Francisco, CA 94111	—	(7)	4,426,500	(7)	—	10.4%	1.6%
Reed Connor & Birdwell, LLC 11111 Santa Monica Blvd. Suite 1700 Los Angeles, CA 90025	—	(8)	3,461,871	(8)	—	8.1%	1.2%
Wachovia Corporation One Wachovia Center Charlotte, NC 28288-0137	—	(9)	2,957,747	(9)	—	6.9%	1.1%
Advisory Research, Inc. 180 North Stetson Street Suite 5780 Chicago, IL 60601	2,333,950	(10)	—	(10)	9.8%	—	8.3%
Snyder Capital Management, L.P.	1,186,600	(11)	2,373,600	(11)	5.0%	5.6%	5.1%
Snyder Capital Management, Inc. 350 California Street San Francisco, CA 94104
Hugh L. Carey	50,469		100,938		*	*	*
Clive Chajet	34,825	(12)	71,600	(12)	*	*	*
Edward P. Garden	—		169,284	(13)
Joseph A. Levato	57,000		54,000		*	*	*
Gregory H. Sachs	0		0
David E. Schwab II	50,392		90,000		*	*	*
Raymond S. Troubh	47,000		94,000		*	*	*
Gerald Tsai, Jr.	25,018		50,036		*	*	*
Jack G. Wasserman	19,000		33,000		*	*	*
Brian L. Schorr	197,956	(14)	440,844	(14)	*	1.0	*
Francis T. McCarron	105,000		252,744	(15)	*	*	*
Directors and Executive Officers as a group (17 persons)	11,944,643		16,391,430		44.5%	33.7%	35.5%

*Less than 1%

(1)	Based on total votes that may be cast at the meeting. Excludes vested stock options that are included in the reported ownership numbers. (See the table on page 16 below).

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(2)	The Company is informed that (i) Mr. Peltz has pledged 4,059,055 shares of Class A Common Stock and 2,346,000 shares of Class B Common Stock to a financial institution to secure loans made to him; (ii) a Peltz family limited partnership has pledged 21,200 shares of Class A Common Stock and 42,400 shares of Class B Common Stock owned by it to a financial institution to secure loans made to Mr. Peltz; (iii) Mr. May has pledged 2,996,560 shares of Class A Common Stock and 2,983,213 shares of Class B Common Stock owned by him to a financial institution to secure loans made to him.

(3)	Includes (i) 23,550 shares of Class A Common Stock and 47,100 shares of Class B Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner and (ii) 200 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by two minor children of Mr. Peltz. Mr. Peltz disclaims beneficial ownership of these shares. Also includes 149,155 restricted shares of Class A Common Stock and 200,000 restricted shares of Class B Common Stock that may be voted by Mr. Peltz, and 178,926 restricted shares of Class B Common Stock that may be voted by Mr. May. See footnote (1) to the Summary Compensation Table below.

(4)	Prior to July 2004, certain shares of Class A Common Stock and Class B Common Stock were owned by DWG Acquisition Group, L.P. (“DWG Acquisition”), of which Messrs. Peltz and May were the sole partners. In July 2004, for personal estate planning purposes, DWG Acquisition was dissolved and the shares owned by DWG Acquisition were distributed to Messrs. Peltz and May. In connection with the dissolution of DWG Acquisition, Messrs. Peltz and May entered into a voting agreement, pursuant to which Messrs. Peltz and May agreed not to vote any shares of Class A Common Stock or Class B Common stock without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests.

(5)	In accordance with procedures adopted in November 2002 by the Performance Compensation Subcommittee, in 2003 and 2004, Mr. Peltz and Mr. May deferred the delivery of shares issuable to them upon the exercise of options previously granted to them. The amounts set forth in the above beneficial ownership table do not include a total of 1,017,071 shares of Class A Common Stock and 2,034,132 shares of Class B Common Stock held as of April 12, 2005, in a deferral trust pending their future delivery to Mr. Peltz, and 678,047 shares of Class A Common Stock and 1,356,088 shares of Class B Common Stock held as of April 12, 2005 in a deferral trust pending their future delivery to Mr. May. Wilmington Trust Company, as trustee, has the right to vote the shares held in the trusts (see Note (6) below). Messrs. Peltz and May may confer with the trustee before it takes any action with respect to the shares held in the trusts. Each trust currently will terminate on January 2, 2008, subject to extension by Messrs. Peltz and May under certain circumstances and subject to acceleration under certain other circumstances. See “Long-Term Incentive Compensation” and “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee below.

(6)	The information set forth herein with respect to Wilmington Trust Corporation and Wilmington Trust Company (together, “Wilmington Trust”) is based on information contained in two Schedule 13Gs filed with the Securities and Exchange Commission on February 11, 2005, as well as Company records relating to shares held in deferral trusts established by the Company for the

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benefit of Messrs. Peltz and May. According to the Schedule 13Gs, Wilmington Trust Corporation, the parent of Wilmington Trust Company, and Wilmington Trust, as a group, (i) has the sole power to vote or direct the vote of 1,695,368 shares, shared power to vote or direct the vote of 20 shares and shared power to dispose of 300 shares of Class A Common Stock; and (ii) has the sole power to vote or direct the vote of 3,390,220 shares and shared power to vote or direct the vote of 20 shares of Class B Common Stock.

(7)	The information set forth herein with respect to RS Investment Management Co. LLC (“RS Investment Management”), RS Investment Management, L.P. (“RS Investment L.P.”), RS Partners Fund (“RS Partners”) and George R. Hecht (together with RS Investment Management, RS Investment L.P. and RS Partners, “RS”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005. According to the Schedule 13G, RS Investment Management is the parent of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class B Common Stock. No individual client's holdings exceeds more than 5% of Class B Common Stock. RS Investment L.P. is a registered investment advisor, managing member of registered investment advisers, and the investment adviser to RS Partners. The Schedule 13G did not contain any information regarding beneficial ownership by RS of shares of Class A Common Stock.

(8)	The information set forth herein with respect to Reed Connor & Birdwell, LLC (“Reed Connor”), Donn B. Connor and Jeffrey Bronchick is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005. According to the Schedule 13G, Reed Connor has the sole power over the 3,461,871 shares of Class B Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Reed Connor of shares of Class A Common Stock.

(9)	The information set forth herein with respect to Wachovia Corporation (“Wachovia”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2005. According to the Schedule 13G/A, Wachovia's subsidiaries, Wachovia Securities Financial Network LLC and Evergreen Investment Management Company, are investment advisors for mutual funds and/or other clients and such mutual funds or other clients that beneficially own such shares. Wachovia Bank, N.A., a subsidiary of Wachovia, holds the securities in a fiduciary capacity for its respective customers and Wachovia and its subsidiaries have the sole power to vote or dispose of these shares. The Schedule 13G/A did not contain any information regarding beneficial ownership by Wachovia of shares of Class A Common Stock.

(10)	The information set forth herein with respect to Advisory Research, Inc. (“Advisory Research”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on March 1, 2005. According to the Schedule 13G, Advisory Research, a registered investment advisor, has sole voting power over 2,333,950 shares of Class A Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Advisory Research of shares of Class B Common Stock.

(11)	The information set forth herein with respect to Snyder Capital Management, L.P. (“Snyder L.P.”) and Snyder Capital Management, Inc. (“SCMI”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005. According

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to the Schedule 13G, Snyder L.P., a registered investment advisor, and SCMI. have shared voting power over 1,102,200 shares of Class A Common Stock and 2,204,600 shares of Class B Common Stock. According to the Schedule 13G, SCMI is a wholly-owned subsidiary of Nvest Holdings, Inc., which is a wholly-owned subsidiary of Nvest Companies, L.P. ((“Nvest”) which is the sole limited partner of Snyder L.P.). According to the Schedule 13G, SCMI and Nvest operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and Snyder. Accordingly, SCMI and Snyder L.P. have shared dispositive power over 1,186,600 shares of Class A Common Stock and 2,373,600 shares of Class B Common Stock.

(12)	Includes 1,300 shares of Class A Common Stock and 2,600 shares of Class B Common Stock owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(13)	Includes 119,284 restricted shares of Class B Common Stock that may be voted by Mr. Garden. See footnote (1) to the Summary Compensation Table below.

(14)	Includes 100 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by minor children of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership. Also includes 44,732 restricted shares of Class B Common Stock that may be voted by Mr. Schorr. See footnote (1) to the Summary Compensation Table below.

(15)	Includes 42,744 restricted shares of Class B Common Stock that may be voted by Mr. McCarron. See footnote (1) to the Summary Compensation Table below.

      Except for the arrangements relating to the shares in footnote (2) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

      The above beneficial ownership table includes options to purchase shares of Class A Common Stock and Class B Common Stock that have vested or will vest within 60 days of April 12, 2005 by the following persons:

Name of Beneficial Owner	Number of Class A Common Shares Represented by Options	Number of Class B Common Shares Represented by Options
Nelson Peltz	1,458,334	2,916,668
Peter W. May	816,666	1,633,332
Hugh L. Carey	30,000	60,000
Clive Chajet	30,000	71,600
Edward P. Garden	0	50,000
Joseph A. Levato	27,000	54,000
David E. Schwab II	30,000	60,000
Raymond S. Troubh	27,000	54,000
Gerald Tsai, Jr.	19,000	38,000
Jack G. Wasserman	9,500	14,000
Brian L. Schorr	191,666	383,332
Francis T. McCarron	105,000	210,000
Gregory H. Sachs	0	0
Directors and Executive Officers as a group (17 persons)	2,997,500	6,090,000

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE AND
PERFORMANCE COMPENSATION SUBCOMMITTEE*

      The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting policy for compensation of executive officers of the Company, for reviewing and approving compensation programs for the executive officers of the Company (the “Executive Compensation Program”) and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the “Subcommittee” or the “Performance Committee”) principal function is to administer the 2002 Plan, the 1998 Plan, the 1993 Plan and the 1999 Executive Bonus Plan. The Subcommittee joins the Compensation Committee in this report.

      The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives with particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, formula-based cash bonus plans, performance-based cash bonus plans, stock-based compensation plans, deferred compensation plans and discretionary bonuses.

      To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and assesses the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program. From time to time, the Company retains external compensation consultants and legal counsel to advise it with respect to competitive pay levels and the development and design of compensation plans. In reviewing certain aspects of compensation for Fiscal Year 2004, the Compensation Committee and the Subcommittee jointly retained an independent employment and compensation consulting firm and independent legal counsel, the representatives of which met with the Compensation Committee and Subcommittee.

      The Company provides its executive officers with a total compensation package that—at expected levels of performance and consistent with each executive's area of responsibility—is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurant and food industries and in asset management and private equity/investment banking. The Company periodically assesses an executive's competitive level of compensation based on comparable information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by the Company's executive officers, as well as their individual performance and contribution to the success of the Company. The Compensation Committee believes that highly competitive compensation levels serve the interests of the Company and its stockholders by attracting and retaining the highest caliber of management talent, and that the Company's management talent has been and will continue to be a competitive advantage for the Company.

*	This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

      Consistent with the Compensation Committee's action in prior years and as reflected in its reports for those years, the Compensation Committee has continued to consider the possibility of awarding the Company's senior executives with equity or “profit” interests in subsidiaries (or other equity holdings) of the Company (“equity participation plans”), where to do so would assist the Company in attracting and retaining highly skilled executives whose compensation opportunities in the fields of asset management, private equity or investment banking would customarily include such forms of compensation. In the past, in connection with its acquisition and operation of the Snapple Beverage Group, the Company provided its senior management with equity participation at the operating company level, and the Committee believes that such action increased the ability of the Company to attract and retain management talent necessary to increase shareholder value.

      During Fiscal Year 2004, the Company acquired a controlling interest in Deerfield & Company LLC, an alternative asset manager, and a minority interest in Jurlique International Pty. Ltd., an Australian-based skin and health care products company. While no compensatory plan or arrangement has been adopted with respect to those companies during Fiscal Year 2004, the Committee is considering the implementation of equity participation plans in respect of these acquisitions.

      Before describing the Committee's actions relating to Fiscal Year 2004, the Committee believes that it is useful to provide some observations on the development of compensation policies for Fiscal Year 2005 and beyond. First, the Committee recognizes that the Company functions both in the manner of companies that acquire, nurture and grow undervalued businesses, on the one hand, and companies that manage companies in various business sectors, on the other hand. As a result, in the opinion of the Committee and its advisors, there are relatively few companies that provide comparable compensation models. Second, the Committee also recognizes that the Company has traditionally relied upon compensation packages built upon annual salaries, annual incentive compensation (i.e., bonuses), and longer-term incentive compensation (i.e., stock options). Third, as the demand for management talent continues to increase, the Committee believes that the availability of equity participation plans for select senior management is an additional compensation component which the Company could use to attract, retain, and reward highly skilled executives, and is consistent with compensation opportunities in investment banking and private equity firms. Fourth, in the event that such plans are adopted in 2005 or future years, the Committee believes it is appropriate to evaluate such plans as one part of an integrated, overall compensation structure applicable to those executive officers most responsible for enhancing shareholder value, and more traditional forms of compensation may be affected accordingly.

      Incentive Compensation Varies With Performance and Other Factors. While the expected value of an executive's total compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time, based on various factors, including:

•	the Company's financial and operating performance;

•	the Company's common stock performance;

•	the successful completion of acquisitions, dispositions, financings and other significant transactions;

•	the return on the Company's investment portfolio;

•	the performance of the executive's area of responsibility;

•	the individual executive's performance; and

•	the executive's experience in his or her role.

      Awards paid under annual and long-term incentive plans to senior operating unit officers are also tied to that business unit's short- and long-term financial performance and its strategic accomplishments.

      The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that depends on financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

      Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation, (iii) the long-term incentive program and (iv) as discussed above, equity participation plans.

Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

Annual Incentive Compensation. During 1999, the Company's stockholders approved the 1999 Executive Bonus Plan which seeks to provide compensation opportunities to eligible executive officers and key employees of the Company and its subsidiaries that are directly related to the financial and operating performance of the Company. During 2004, six executive officers (including the Chairman and Chief Executive Officer and President and Chief Operating Officer) and one other officer participated in the 1999 Executive Bonus Plan. The 1999 Executive Bonus Plan provides for two types of bonuses: formula bonus awards and performance goal bonus awards. Formula bonus awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. Performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operating units of the Company) with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. The Subcommittee establishes the performance bonus award targets for each participant eligible for such an award no later than 90 days after the commencement of each 1999 Executive Bonus Plan year. The Subcommittee determines whether the formula based criteria and performance goals were met and, based on such determinations, the actual amount of each formula bonus award and each performance goal bonus award and whether payment of all or a portion of such bonus will be deferred. Performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Executive Bonus Plan year. The Subcommittee may also exercise “negative discretion” and reduce performance goal bonuses otherwise payable under the objective criteria. Bonus payments under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During 2004, the Company's stockholders re-approved the performance goal bonus awards portion of the 1999 Executive Bonus Plan as required under Section 162(m) of the Code.

In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amount of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance.

The Compensation Committee may defer payment of bonuses in accordance with the terms of the Deferral Plan described below.

The annual cash incentive plan for executive officers of Arby's, the Company's principal business unit (the “Annual Plan”), provides competitive annual pay opportunities with amounts payable being linked to Arby's annual financial performance, and to the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against financial and strategic objectives. Each such executive's individual performance award is related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have a significant portion of their award linked to Arby's financial performance, as defined by operating income and other measures.

Annual Bonus Awards for 2004. The annual bonus compensation for 2004 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below), other than two Named Officers (other than the Chairman and Chief Executive Officer and the President and Chief Operating Officer) was provided pursuant to the 1999 Executive Bonus Plan and, in the case of Arby's officers, the Annual Plan and/or the Mid-Term Plan (described below). Two Named Officers (other than the Chairman and Chief Executive Officer and the President and Chief Operating Officer) received discretionary bonuses. In 2004, it was the Subcommittee's opinion that there was improvement in Arby's financial performance, and the Company completed a number of significant strategic and financial transactions (including the following: acquisition of the controlling interest in Deerfield & Company LLC; the seeding of the Deerfield Opportunities Fund, LLC, a new hedge fund managed by Deerfield, with $100 million; the formation of a $400 million real estate investment trust (“REIT”) managed by Deerfield; the acquisition of a minority interest in Jurlique International Pty Ltd.; and the furtherance of various strategic discussions and opportunities involving the Arby's business and its largest franchisee, RTM Restaurant Group). The Subcommittee also considered the changes in the Company's market capitalization and EBITDA before impairment of goodwill, over the last few years. At the same time, the Subcommittee noted that there remained room for improvement. As was the case in prior years, and notwithstanding the fact that certain specified levels of performance had been attained by the Company, the Subcommittee exercised its “negative discretion” with respect to fiscal 2004 and reduced the performance goal bonus awards otherwise payable to all participating Named Officers, with one exception. As explained below under “CEO and COO Compensation Arrangements,” total cash compensation payable to the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer with respect to 2004 was materially greater than what was paid with respect to 2003. Total cash compensation payable with respect to 2004 to the other Named Officers was also materially greater than what was paid with respect to 2003. In addition, a discretionary bonus was awarded by the Subcommittee to two of the Named Officers, as disclosed in the Summary Compensation Table below.

In addition, the Compensation Committee reviewed the fiscal 2004 performance of executive corporate officers not participating in the 1999 Executive Bonus Plan and took into account the significant strategic or financial transactions completed by the Company in 2004 noted above. Accordingly, discretionary bonuses were paid to such executive corporate officers with respect to 2004. The annual bonuses payable to such officers primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers generally have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. No specific weighting was assigned to any one factor over others in determining bonuses paid to such executive officers with respect to fiscal 2004. Because of the Company's financial performance and the completion of the transactions referred to above, the total cash compensation payable to such officers was materially greater with respect to 2004 as compared to the prior year.

Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the 2002 Plan, which provides for the grant of options to purchase shares of Company stock and the award of restricted stock of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers. As authorized by the Board of Directors, in November 2002, the Performance Committee, in the case of the 1993 Plan, the 1998 Plan and the 2002 Plan, and the Compensation Committee, in the case of the 1997 Plan, adopted procedures to implement a deferral arrangement whereby the senior officers of the Company and of Arby's would have the ability to defer receipt of the shares issuable upon exercise of their stock options. As noted above, the Compensation Committee and/or the Subcommittee may in 2005 and future years consider awarding executives equity or profits interests in subsidiaries (or other equity holdings) of the Company.

In addition, executive officers and key employees of Arby's participate in a mid-term cash incentive plan (the “Mid-Term Plan”), which provides for cash awards to participants based on the unit's profit over a three year period. A pool is created based upon the amount by which the unit's actual profit reaches or exceeds a targeted level.

Grant of Equity-Based Incentives for Fiscal 2004. The Subcommittee approved stock option and restricted share grants under the 2002 Plan in respect of fiscal 2004 performance to selected officers and certain key employees of the Company and its subsidiaries after taking into account the Company's performance in 2004 and the nature of the services performed by these individuals on behalf of the Company and the Subcommittee's determination that it was in the best interest of stockholders to provide equity incentives to the Company's management team. Accordingly, in December 2004 and February 2005 stock option grants, and in March 2005 restricted stock grants, were approved by the Subcommittee under the 2002 Plan to selected officers and certain key employees of the Company and of Arby's. The stock option and restricted share grants to Named Officers under the 2002 Plan are included in the Summary Compensation Table below. Such awards were made after a review of the exercise prices, numbers and dates of previous equity awards and the equity awards made to other executive officers of the Company, as well as the total cash compensation paid to such executive officers. No equity-based incentive awards had been granted in respect of fiscal 2003, other than option grants made in connection with the commencement of employment, so the option grants and restricted stock grants provided for in 2004 should be viewed to some extent in the context of the Subcommittee's consideration of the grantee's services and the Company's performance over this extended period. In addition, the restricted stock awarded is subject to vesting based upon the Company's share price, as described more specifically in the footnotes to the Summary Compensation Table below.

      CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in “Certain Employment Arrangements with Executive Officers.” Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Executive Bonus Plan. Pursuant to the 1999 Executive Bonus Plan, Mr. Peltz and Mr. May were awarded approximately $6.1 million and $2.8 million, respectively, in respect of fiscal 2004 (as compared to $3.8 million and $1.65 million, respectively, in respect of fiscal 2003) based on pre-determined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. Furthermore, no special discretionary bonuses or deferred bonuses were awarded in respect of fiscal 2004 to Messrs. Peltz and May.

      In accordance with the procedures adopted in November 2002 by the Performance Committee, Messrs. Peltz and May elected to defer receipt of the shares issuable to them upon exercise of their stock options that were to expire on March 1, 2004, April 21, 2004 and November 30, 2004. Thus, on February 27, 2004, each of Messrs. Peltz and May exercised options that were to expire on March 1, 2004 and, in connection with such deferral elections, 27,549 shares of Class A Common Stock and 55,089 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. Peltz, and 18,366 shares of Class A Common Stock and 36,726 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. May. In addition, on April 20, 2004, each of Messrs. Peltz and May exercised options that were to expire on April 21, 2004 and, in connection with such deferral elections, 600,921 shares of Class A Common Stock and 1,201,843 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. Peltz, and 400,614 shares of Class A Common Stock and 801,229 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. May. Moreover, on November 29, 2004, each of Messrs. Peltz and May exercised options that were to expire on November 30, 2004 and, in connection with such deferral elections, 172,124 shares of Class A Common Stock and 344,246 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. Peltz, and 114,749 shares of Class A Common Stock and 229,497 shares of Class B Common Stock were credited to a deferred compensation account on the Company's books pending their future delivery to Mr. May.

      Other Executive Compensation. In addition to the traditional components of its executive compensation, the Company has provided executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance, certain tax and financial planning advice, and various transportation benefits. In consultation with its advisers, the Committee believes that the overall level of benefits and perquisites provided by the Company have been appropriate and competitive additions to the principal compensation components, and have been necessary to secure and retain executive talent and to ensure that these executives can operate in a manner that continues to contribute to the overall success of the Company's operations. As part of its ongoing assessment of overall compensation practices in today's environment, the Committee intends to continue to review the level of such benefits and perquisites and to adjust them as necessary.

      Section 162(m) Considerations. The Company's general policy is to award incentive compensation to Named Officers which is exempt from the deduction limits of Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that is not exempt from Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to be exempt from the deduction limits of Section 162(m) will in fact be so. The Board of Directors has recommended that the Company's stockholders approve Proposal 2 regarding the proposed amendment to the Performance Goals Bonus Awards portion of the 1999 Executive Bonus Plan. Approval of such amendment will permit the Company to pay to Mr. Sachs the “additional bonus” provided for in his employment agreement and to deduct such bonus in future years in accordance with Section 162(m). The Compensation Committee and the Performance Committee, however, reserve the right to pay discretionary bonuses to Named Officers that are not deductible under Section 162(m). In this regard, certain portions of the compensation paid to two Named Executive Officers (other than the Chairman and Chief Executive Officer and the President and Chief Operating Officer) in respect of fiscal 2004 may not be deductible under Section 162(m).

The Compensation Committee:	The Performance Compensation Subcommittee:
David E. Schwab II, Chairman	David E. Schwab II, Chairman
Clive Chajet	Clive Chajet
Jack G. Wasserman	Jack G. Wasserman
Joseph A. Levato

Introduction to Summary Compensation Table

      The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 1998 Plan, the 2002 Plan and the 1999 Executive Bonus Plan with respect to the fiscal year ended December 29, 2002, the fiscal year ended December 28, 2003 and the fiscal year ended January 2, 2005 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer and the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2004 (the “Named Officers”). The information for Mr. Garden is for fiscal 2003 and fiscal 2004 only, as he began his employment with the Company in July 2003, and for Mr. Sachs, is for fiscal 2004 only as he began his employment with the Company and its subsidiaries in July 2004. Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and the other Named Officers is set forth below under “Certain Employment Arrangements with Executive Officers.” No stock option awards were made to any of the Named Officers with respect to fiscal 2003, other than Mr. Garden who received options following commencement of his employment by the Company, and no restricted stock awards were made to any of the Named Officers with respect to fiscal 2002 or fiscal 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation
							Awards		Payouts
Name and Principal Position	Period	Salary($)		Bonus($)	Other Annual Compensation($)		Restricted Stock Award(s) ($)(1)	Securities Underlying Options/SARs(#)(2)	LTIP Payouts($)	All Other Compensation(#)

Nelson Peltz Chairman and Chief Executive Officer of Triarc	2004 2003 2002	1,400,000 1,400,000 1,400,000		6,135,100 3,799,000 3,640,000	462,163 486,575 932,134	(4) (4) (4)	5,205,326 — —	1,800,000 — 350,000	— — —	14,350 13,000 12,500	(6) (6) (6)
Peter W. May President and Chief Operating Officer of Triarc	2004 2003 2002	950,000 950,000 950,000	(3) (3) (3)	2,817,550 1,649,000 1,570,000	215,432 235,238 710,905	(4) (4) (4)	2,576,534 — —	900,000 — 175,000	— — —	14,350 13,000 12,500	(6) (6) (6)
Edward P. Garden Vice Chairman of Triarc	2004 2003	531,090 237,500	(3)	4,100,000 287,500	— —	(5) (5)	1,717,690 —	600,000 150,000	— —	8,200 —	(6)
Brian L. Schorr Executive Vice President and General Counsel of Triarc	2004 2003 2002	531,090 475,000 475,000	(3)	1,400,000 525,000 525,000	— — —	(5) (5) (5)	644,141 — —	225,000 — 30,000	— — —	17,724 16,374 15,874	(7) (7) (7)
Francis T. McCarron Executive Vice President and Chief Financial Officer of Triarc	2004 2003 2002	406,090 350,000 350,000	(3)	1,050,000 525,000 525,000	— — —	(5) (5) (5)	615,514 — —	215,000 — 30,000	— — —	14,350 13,000 12,500	(6) (6) (6)
Gregory H. Sachs Chairman and Chief Executive Officer of Deerfield	2004	426,011		1,000,000	—	(5)	—	—	—	—

(1)	All restricted share grants were made pursuant to the 2002 Plan. The value of the restricted share grants of Class A Common Stock and Class B Common Stock shown in the table is based on $15.59 and $14.40, representing the closing price of the Class A Common Stock and Class B Common Stock on the date of grant, respectively. The total number of restricted shares held by the individuals in the Summary Compensation Table is as follows: 149,155 restricted shares of Class A Common

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Stock are held by Mr. Peltz and 200,000, 178,926, 119,284, 44,732, and 42,744 restricted shares of Class B Common Stock are held by Messrs. Peltz, May, Garden, Schorr and McCarron, respectively. Each of the foregoing restricted share grants were made in March 2005 with respect to fiscal 2004 and as such had no value at January 2, 2005. Holders of restricted shares may vote the shares prior to vesting, unless such shares are forfeited (see below), and are entitled to receive dividends, if any, paid with respect to such shares, plus interest, upon the vesting of such shares. Each of the foregoing restricted share awards vests as follows: one-third of the restricted shares (the “First Tranche Shares”) will vest on March 14, 2006, if the closing price of the Class B Common Stock on that date is $14.09 or greater. A proportionate amount of First Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2006 is between $12.09 and $14.09. One-third of the restricted shares, together with any First Tranche Shares that did not vest on March 14, 2006 (collectively, the “Second Tranche Shares”), will vest on March 14, 2007 if the closing price of the Class B Common Stock on that date is $15.09 or greater. A proportionate amount of Second Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2007 is between $12.09 and $15.09. One-third of the restricted shares, together with any Second Tranche Shares that did not vest on March 14, 2007 (collectively, the “Third Tranche Shares”), will vest on March 14, 2008 if the closing price of the Class B Common Stock is $16.09 or greater. A proportionate amount of Third Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2008 is between $12.09 and $16.09. Any restricted shares that did not vest on March 14, 2008 will vest on March 14, 2010 if the closing price of the Class B Common Stock is $18.50 or greater. Any such restricted shares that do not vest on March 14, 2010 will be forfeited.

(2)	All stock option grants with respect to 2002 were made pursuant to the 1998 Plan and are “Package Options” (see “Equity Participation Plan Information” below). All stock option grants with respect to 2003 and 2004 were made pursuant to the 2002 Plan and are “Class B Options” (see “Equity Participation Plan Information” below).

(3)	Mr. May waived the right to receive $250,000 of his annual base salary of $1,200,000 during each of fiscal 2002, 2003 and 2004. In June 2004, the annual base salaries of Messrs. Garden, Schorr and McCarron were increased to $575,000, $575,000 and $450,000, respectively.

(4)	The Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, requires Messrs. Peltz and May to use corporate aircraft for personal as well as business travel and encourages members of their families to use such aircraft when they travel. Pursuant to the security program, the Company has also agreed to provide certain other security measures for Messrs. Peltz and May and their immediate families. The independent committees have determined to provide these security measures for the Company's benefit rather than as a personal benefit for Messrs. Peltz and May. Nonetheless, we have included costs relating to these other security measures in this column. To enable comparison with fiscal 2004, we have recalculated the fiscal 2003 and 2002 amounts from last year's proxy statement to include costs relating to these other security measures previously disclosed elsewhere in last year's proxy statement. Excludes $261,769 and $322,454 that Mr. Peltz reimbursed the Company in fiscal 2004 and fiscal 2003, respectively, representing the approximate cost to the Company relating to his personal non-commuting use of Company aircraft, and excludes $421,145 and $251,641 that Mr. May reimbursed the Company in fiscal 2004 and fiscal 2003, respectively,

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representing the approximate cost to the Company relating to his personal use of Company aircraft. Includes approximate costs of: $122,531 (net of reimbursed costs), $132,376 (net of reimbursed costs), and $594,845 for fiscal 2004, fiscal 2003 and fiscal 2002, respectively, for use of such aircraft by Mr. Peltz and his family, and $26,535 (net of reimbursed costs) and $486,937 for fiscal 2004 and fiscal 2002, respectively, for use of such aircraft by Mr. May and his family. Includes $229,970, $222,775 and $225,625 for other security measures for fiscal 2004, fiscal 2003 and fiscal 2002, respectively, for Mr. Peltz and $59,987, $73,435 and $50,103 for other security measures for fiscal 2004, fiscal 2003 and fiscal 2002, respectively, for Mr. May. Also includes $88,910 and $96,545 for other transportation benefits, and $40,000 for tax and financial planning services for Mr. May in fiscal 2003.

(5)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of “Salary” and “Bonus.”

(6)	Represents amounts contributed to a 401(k) plan by Triarc on behalf of the Named Officer.

(7)	Includes $14,350, $13,000 and $12,500 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2004, fiscal 2003 and fiscal 2002, respectively, and $3,374 of other compensation paid by Triarc in an amount equal to premiums for life insurance in each of fiscal 2004, fiscal 2003 and fiscal 2002.

Certain Employment Arrangements with Executive Officers

      Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2010, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. Mr. May has waived his right to receive $250,000 of his 2005 annual base salary. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without “cause,” or by the executive for “good reason” (as each such term is defined in the agreements), or at the executive's option following a “change of control,” the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay; (ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. “Change of control” would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any “person,” as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company's voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company; or (vi) such other events as may be designated by the Board of Directors. For a period of five years following a Change of Control, Messrs. Peltz and May will be entitled to an office or offices and to secretarial and other assistance at least equal those provided to them during the 90-day period preceding the Change in Control. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without “cause” by the Company, by Messrs. Peltz or May for “good reason,” or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date. Pursuant to the agreements, Messrs. Peltz and May are entitled to participate in the Company's welfare benefit plans, and are also entitled (i) to be provided with a driver of their choice, at the Company's cost, (ii) to have a new automobile of their choice provided to them and replaced with a new automobile every three years, at the Company's cost (to date, Mr. May has not requested that the Company provide this benefit to him), (iii) to be reimbursed for maintaining such automobile, including parking, gasoline and insurance, (iv) to be reimbursed for tax, estate, financial planning and accounting services, up to a maximum cost of $50,000 per year, and (v) to use aircraft owned, rented or leased by the Company. The aggregate incremental costs of these benefits are included in the amounts under the heading “Other Annual Compensation” in the Summary Compensation Table above.

      Brian L. Schorr. Mr. Schorr, the Company's Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2008, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. Pursuant to the agreement, Mr. Schorr's current annual base salary is $575,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event employment is terminated by the Company without “cause,” or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr's behalf to any defined contribution retirement plans during the year preceding termination; (ii) Mr. Schorr's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreement. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreement also provides that in the event that employment is terminated without “cause” by the Company, or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and (i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

      Gregory H. Sachs. In connection with our acquisition of D&C, the parent of Deerfield, Mr. Sachs, the Chairman and Chief Executive Officer of the Deerfield Companies (and currently a director of Triarc), entered into an employment agreement with the Deerfield Companies effective as of July 22, 2004. The term of the agreement expiries on July 21, 2009. The agreement provides for an annual base salary of $1,000,000 per year. In addition, commencing with the 2005 fiscal year, Mr. Sachs will receive a bonus in respect of each fiscal year of D&C during the term of his employment equal to 8% of the first $8,000,000 of D&C's “EBITDA” (as defined in the agreement). In addition, commencing with D&C's 2005 fiscal year, if our stockholders approve the amendment to the Company's 1999 Executive Bonus Plan described in Proposal 2 of the Proxy Statement, Mr. Sachs will receive an additional annual bonus equal to 8% of D&C's EBITDA in excess of $8,000,000. In no event will Mr. Sachs' aggregate bonus in respect of any fiscal year exceed $5,000,000. If our stockholders do not approve the amendment to the 1999 Executive Bonus Plan described in Proposal 2 of this Proxy Statement, Mr. Sachs will not be entitled to receive the additional annual bonus and he may terminate his employment with the Deerfield Companies for “good reason” (as defined in the agreement) and receive the post-termination payments and benefits described below.

      Mr. Sachs is eligible to participate in the Deerfield Companies' benefit plans on the same basis as other senior executives of the Deerfield Companies. In addition, Mr. Sachs is entitled to either the use of an automobile at DCM's expense or an automobile allowance of up to $900 per month. Mr. Sachs is also entitled to the services of a driver, but must reimburse DCM for 50% of the cost of the driver's monthly salary, bonus and benefits. When traveling for business purposes, Mr. Sachs is entitled to the use of a private aircraft, including an aircraft owned or leased by Mr. Sachs or an entity controlled by Mr. Sachs (the “Aircraft”) or a comparable aircraft when the Aircraft is unavailable. DCM reimburses Mr. Sachs for up to $4,000 for each actual hour of flying time on the Aircraft or, if the Aircraft is unavailable, up to $4,000 for documented out-of-pocket expenses incurred by Mr. Sachs for each hour of actual flying time on a substitute aircraft, plus, in the case of either the Aircraft or any substitute aircraft, the reasonable cost of any food consumed on board and any overnight meals and lodging for aircraft crew members, in each case subject to the receipt of appropriate documentation.

      In the event Mr. Sachs's employment is terminated due to “disability” (as defined in the agreement) or death, Mr. Sachs (or his estate) will be entitled to receive:

•	a lump sum payment equal to the annual base salary Mr. Sachs would have received had he remained employed with the Deerfield Companies until the earlier of the first anniversary of the termination of his employment or July 21, 2009, reduced by any amounts Mr. Sachs is entitled to receive under DCM's long term disability plan, and

•	the “prorata bonus,” which is an amount equal to the lesser of: (i) 8% of D&C's actual EBITDA from the first day of the fiscal year in which the termination occurs through the last day of the month in which the termination occurs, and (ii) $5,000,000, prorated for the number of days worked by Mr. Sachs in the D&C fiscal year in which the termination occurs.

      In the event Mr. Sachs' employment is terminated by the Deerfield Companies without “cause” (as defined in the agreement) or by Mr. Sachs for good reason, Mr. Sachs will be entitled to receive:

•	a lump sum “severance benefit” in an amount equal to the lesser of: (i) $3,000,000 (or $1,500,000 in the event that, under certain circumstances, Mr. Sachs's delivers a notice to exercise a put right that requires Triarc to purchase 100% of the D&C membership interests held by his affiliates, as described in the Fourth Amended and Restated Operating Agreement of D&C dated as of June 26, 2004, which agreement is filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on June 28, 2004), and (ii) the annual base salary Mr. Sachs would have received had he remained employed with the Deerfield Companies from the date of his termination until July 21, 2009 (the “Operating Agreement”); and

•	the prorata bonus (described above).

      In addition, a termination of Mr. Sachs' employment due to his death, by the Deerfield Companies due to disability or without cause, or by Mr. Sachs for good reason triggers certain rights of affiliates of Mr. Sachs to require Triarc to purchase D&C membership interests held by such affiliates, as described further in the Operating Agreement.

      Under the agreement, Mr. Sachs is subject to non-competition, non-solicitation and no-hire covenants following the termination of his employment by the Deerfield Companies without cause or by Mr. Sachs for good reason until the earlier of the third anniversary of that termination and July 21, 2011. Following the termination of Mr. Sachs's employment for any other reason, Mr. Sachs is subject to non-competition, non-solicitation and no-hire covenants until July 21, 2011.

      1999 Executive Bonus Plan

      The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999 and the Performance Goal Bonus Awards portion of the plan was re-approved by the Company's stockholders on June 9, 2004. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: “Formula Bonus Awards” and “Performance Goal Bonus Awards”. Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, May, Garden, Sachs, Schorr and McCarron has been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2005. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year. The Company is proposing an amendment to the 1999 Executive Bonus Plan (the “Amendment”), more fully described in Proposal 2 of this Proxy Statement, to ensure that Performance Goal Bonus Awards made under the plan having a performance period longer than one year will be deductible by the Company. The Amendment also adds certain additional criterion that may be selected in establishing appropriate performance goals for the Performance Goal Bonus Awards under the plan, which will permit Deerfield to pay Mr. Sachs the additional bonus described under the heading “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs.” The Board of Directors is recommending that the stockholders approve the Amendment, as described further in Proposal 2 below.

      Cash Incentive Plans

      Arby's has an annual cash incentive plan (the “Annual Incentive Plan”) and a mid-term cash incentive plan (the “Mid-Term Incentive Plan”) for executive officers and key employees.

      The Annual Incentive Plan is designed to provide annual incentive awards to participants, with amounts payable being linked to whether Arby's has met certain pre-determined financial goals and the performance of the participant during the preceding year. Under the Annual Incentive Plan, participants may receive awards of a specified percentage of their then current base salaries, which percentage varies depending upon the level of seniority and responsibility of the participant. Such percentage is set by the company's management in consultation with management of Triarc. The board of directors of Arby's, in consultation with management of Triarc and the Compensation Committee of the Triarc Board of Directors, may elect to adjust awards on a discretionary basis to reflect the relative individual contribution of the executive or key employee, to evaluate the “quality” of the company's earnings or to take into account external factors that affect performance results. The board of directors of Arby's may also decide that multiple performance objectives related to the company's and/or the individual's performance may be appropriate and in such event, such factors would be weighted in order to determine the amount of the annual incentive awards. The Annual Incentive Plan may be amended or terminated at any time.

      Under the Mid-Term Incentive Plan, incentive awards are granted to participants if Arby's achieves an agreed upon profit over a three year performance cycle. During each plan year, an amount is accrued for each participant based upon the amount by which the company's profit for such year exceeds a certain minimum return. A new three-year performance cycle begins each year, such that after the third year the annual cash amount paid to participants pursuant to the Mid-Term Incentive Plan should equal the target award if Arby's profit goals have been achieved for the full three-year cycle. Except as may otherwise be set forth in a participant's employment agreement, the board of directors of Arby's, together with Triarc's management and the Compensation Committee of the Board of Directors, may adjust an individual's award, upward or downward, based upon an assessment of the individual's relative contribution to the company's longer-term profit performance. The Mid-Term Incentive Plan may be amended or terminated at any time.

      Discretionary Bonuses

      From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

      Deferral Plan For Senior Executive Officers of Triarc Companies, Inc.

      The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant's “separation from service” (as defined in the Deferral Plan); and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect to the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. Deferred bonus accounts have been established for Messrs. Peltz and May and the Company has established grantor trusts with a financial institution for the purpose of paying amounts due to Messrs. Peltz and May under the Deferral Plan.

      Equity or Profits Interest Awards

      In 1997, the Company established the Snapple Beverage Group, Inc. 1997 Stock Option Plan, and pursuant to that plan awarded options to executives of the Company and to its subsidiaries to acquire shares of Snapple Beverage Group, Inc., a subsidiary of the Company. That plan terminated in 2000 when the Triarc Beverage Group was sold. The Compensation Committee and/or the Performance Committee may, from time to time in the future, consider awarding certain executive officers of the Company and its subsidiaries equity or profits interests in subsidiaries (or other equity interests) of the Company in order to motivate such executives to achieve the Company's business objectives.

Equity Participation Plan Information

      In connection with the dividend of the Class B Common Stock that was declared in August 2003 (the “Stock Dividend”), each stock option outstanding under our equity participation plans as of August 21, 2003 was adjusted so as to become exercisable for a package (the “Package Options”) consisting of one share of Class A Common Stock and two shares of Class B Common Stock. All stock options that were granted subsequent to August 21, 2003, other than options to acquire shares of Class A Common Stock (“Class A Options”) issued to non-employee directors as described in “Compensation of Directors” above, are exercisable each for one share of Class B Common Stock (the “Class B Options”).

      The following table gives information about our equity participation plans as of January 2, 2005.

	(a)	(b)		(c)		(d)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Class A Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		Number of Class B Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans
approved by security holders(1)	3,510,500 Package Options(2) 43,000 Class A Options 2,030,500 Class B Options	$ $ $	22.04 10.74 11.83	4,929,881	(3)	7,919,414	(3)
Equity compensation plans not
approved by security holders(4)	71,301 Package Options(2)		$24.13	0		0
Total	3,581,801 Package Options(2) 43,000 Class A Options 2,030,500 Class B Options	$ $ $	20.91 10.74 11.25	4,929,881	(3)	7,919,414	(3)

(1)	1993, 1998 and 2002 Equity Participation Plans

(2)	Each Package Option is exercisable for one share of Class A Common Stock and two shares of Class B Common Stock.

(3)	Includes securities issuable to directors as fees in lieu of cash.

(4)	1997 Equity Participation Plan

      1993 Equity Participation Plan

      The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights (“SARs”), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees (“Fees”) that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As a result of the Stock Dividend, all outstanding options under the 1993 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2005, Package Options to acquire a total of 930,500 shares of Class A Common Stock and 1,861,000 shares of Class B Common Stock were outstanding under the 1993 Plan. The 1993 Plan is administered by the Performance Committee.

      1997 Equity Participation Plan

      The 1997 Equity Participation Plan (the “1997 Plan”) was approved by the Executive Committee of the Board of Directors on December 11, 1997 and provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who were not “directors,” “executive officers” or “officers” of Triarc. A maximum of 500,000 shares of Class A Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of the Stock Dividend, all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e. Package Options). As of April 12, 2005, Package Options to acquire a total of 56,968 shares of Class A Common Stock and 113,936 shares of Class B Common Stock, were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

      1998 Equity Participation Plan

      The 1998 Plan was approved by the Board of Directors on March 10, 1998 and was approved by the Company's stockholders on May 6, 1998. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. A maximum of 5,000,000 aggregate shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2005, Package Options to acquire a total of 2,539,168 shares of Class A Common Stock and 5,075,336 shares of Class B Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

      2002 Equity Participation Plan

      The 2002 Equity Participation Plan (the “2002 Plan”) was approved by the Board of Directors on April 25, 2002 and was approved by the Company's stockholders on June 4, 2002. The 2002 Plan provides for the granting of stock options, SARs and restricted stock to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan also provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their Fees, in shares of Class A Common Stock. Subject to certain anti-dilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock and 10,000,000 aggregate shares of Class B Common Stock may be granted as restricted shares or to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 2002 Plan. In addition, the maximum number of shares of Class A Common Stock and Class B Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 1,000,000 shares and 2,000,000 shares, respectively. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2005, (i) Package Options to acquire a total of 24,000 shares of Class A Common Stock and 48,000 shares of Class B Common Stock, (ii) 43,000 options to acquire shares of Class A Common Stock, (iii) 6,453,500 options to purchase Class B Common Stock; (iv) 149,155 restricted shares of Class A Common Stock and (v) 731,411 restricted shares of Class B Common Stock were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

      Options Granted in Fiscal 2004

      No stock options were granted to any of the Named Officers in fiscal 2004.

      Option Values at End of Fiscal 2004

      The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2004, the number of shares underlying options granted to the Named Officers as of the end of fiscal 2004, as well as the exercisable and unexercisable in-the-money options granted to the Named Officers and outstanding as of the end of fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

							Number of Securities Underlying Options at Fiscal Year-End(#)
	Shares Acquired on Exercise(1)						Exercisable		Unexercisable		Value of Unexercised In-The-Money Options at Fiscal Year-End($)(3)
Name	Class A		Class B		Value Realized ($)(2)		Class A	Class B	Class A	Class B	Exercisable	Unexercisable

Nelson Peltz		(4)		(4)	-0-	(4)	1,458,334	2,916,668	116,666	233,332	23,891,632	1,235,493
Peter W. May		(5)		(5)	-0-	(5)	816,666	1,633,332	58,334	116,668	13,922,618	617,757
Edward P. Garden	-0-		-0-		-0-		-0-	50,000	-0-	100,000	50,500	101,000
Gregory H. Sachs	-0-		-0-		-0-		-0-	-0-	-0-	-0-	-0-	-0-
Brian L. Schorr	-0-		-0-		-0-		191,666	383,332	10,000	20,000	2,954,803	105,900
Francis T. McCarron	5,000		10,000		83,514		105,000	210,000	10,000	20,000	1,325,438	105,900

(1)	Each of the options exercised in 2004 by Messrs. Peltz, May and McCarron was a Package Option.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)	This amount is the aggregate of the market value of one share Class A Common Stock and two shares of Class B Common Stock at the time each stock option was exercised minus the exercise price for that option.

(3)	Each of the options held by the Named Officers, other than Mr. Garden, at January 2, 2005 was a Package Option. Each of the options held by Mr. Garden at January 2, 2005 was a Class B option. For each of the Named Officers, other than Mr. Garden, this amount is the aggregate of the market value on December 31, 2004 (the last trading day during fiscal 2004) of the one share of Class A Common Stock and two shares of Class B Common Stock underlying the options minus the exercise price of the options. For Mr. Garden, this amount is the market value on December 31, 2004 of the shares of Class B Common Stock underlying the options minus the exercise price of the options. On December 31, 2004 the closing prices of Class A Common Stock and Class B Common Stock on the New York Stock Exchange were $13.00 and $12.26 per share, respectively.

(4)	On each of February 27, 2004, April 20, 2004 and November 29, 2004, Mr. Peltz exercised 75,000, 1,635,000 and 240,000 Package Options, respectively. Payment of the exercise price for such options was made through the use of shares of Class B Common Stock owned by Mr. Peltz. Delivery to Mr. Peltz of 27,549 shares, 600,921 shares and 172,124 shares of Class A Common Stock and 55,089 shares, 1,201,843 shares and 344,246 shares of Class B Common Stock issuable upon such exercises, respectively, was deferred pursuant to procedures adopted by the Performance Committee in November 2002 and such shares were delivered to deferral trusts established to hold these shares pending future delivery of such shares to Mr. Peltz. See “Long-Term Incentive Compensation” and “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above.

(5)	On each of February 27, 2004, April 20, 2004 and November 29, 2004, Mr. May exercised 50,000, 1,090,000 and 160,000 Package Options, respectively. Payment of the exercise price for such options was made through the use of shares of Class B Common Stock owned by Mr. May. Delivery to Mr. May of 18,366 shares, 400,614 shares and 114,749 shares of Class A Common Stock and 36,726 shares, 801,229 shares and 229,498 shares of Class B Common Stock issuable upon such exercises, respectively, was deferred pursuant to procedures adopted by the Performance Committee in November 2002 and such shares were delivered to deferral trusts established to hold these shares pending future delivery of such shares to Mr. May. See “Long-Term Incentive Compensation” and “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above.

Long-Term Incentive Plan Awards In Last Fiscal Year

      No awards were made during fiscal 2004 to any Named Officer pursuant to any long-term incentive plan, including the Mid-Term Incentive Plan.

Compensation Committee Interlocks and Insider Participation

      Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

AUDIT COMMITTEE REPORT*

      In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). The Company's management is responsible for the financial reporting process and for preparing the Company's financial statements and the Company's outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

      In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 2, 2005 with management and Deloitte & Touche, LLP, the Company's independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the Company's financial statements.

      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company's internal control over financial reporting as of January 2, 2005 and Deloitte & Touche is to prepare an attestation report with respect to management's assessment. During the course of fiscal 2004, management completed the documentation, testing and evaluation of the Company's internal control over financial reporting of the Company and its subsidiaries, other than Deerfield & Company LLC (“Deerfield”), a business in which the Company acquired a 63.6% capital interest on July 22, 2004, or Deerfield Opportunities Fund, LLC (the “Opportunities Fund”) an investment fund managed by a subsidiary of Deerfield in which the Company held an aggregate 95.2% direct and indirect capital interest as of January 2, 2005. The Opportunities Fund was an integral and required element of the Company's acquisition of Deerfield, and the Opportunities Fund is subject to substantially the same internal control over financial reporting as Deerfield. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company's internal control over financial reporting as of January 2, 2005, and reviewed and discussed with Deloitte & Touche its attestation report as to management's assessment. Management's assessment report and Deloitte's attestation report are included in the Company's Annual Report on Form 10-K for the year ended January 2, 2005.

      The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche's independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended. The Audit Committee discussed with Deloitte &

*	This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche's independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte & Touche's independence.

      Based on the above-mentioned review and discussions with management and Deloitte & Touche, and subject to the limitations on the role of the Audit Committee and the Audit Committee's responsibility described above and in the Audit Committee's written charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005.

The Audit Committee:

Joseph A. Levato (Chairman)
David E. Schwab II
Raymond S. Troubh
Jack G. Wasserman

Stock Price Performance Graph(*)

TRIARC COMPANIES, INC.
Comparison of 5-Year Cumulative Total Return:
Triarc vs. S&P 500 Index and S&P Small Cap 600 Index

      The following graph compares the cumulative five year total return of Triarc's Class A Common Stock, and the total return of Triarc's Class B Common Stock since its initial issuance in September 2003, with the S&P 500 Index and the S&P Small Cap 600 Index (the “Peer Group”). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company's performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders' returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.

300

250

200

150

100

50

0

Dec99

Dec00

Dec01

Dec02

Sep03

Dec03

Dec04

YEARS ENDING

TRIARC COS INC –CL A

TRIARC COS INC –CL B

S&P 500 INDEX

S&P SMALLCAP 600 INDEX

(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

Certain Relationships and Related Transactions

      On January 20, 2005, Encore Capital Group, Inc. (“Encore”), filed an effective registration statement on Form S-3 pursuant to which certain selling stockholders of Encore, including Madison West Associates Corp., a wholly-owned subsidiary of the Company (“Madison West”), and certain officers and directors of the Company (or entities controlled by them and immediate family members), sold an aggregate of 1,535,587 shares of the common stock of Encore (the “January 2005 Offering”). Of the 1,535,587 shares sold in the January 2005 Offering: (i) 604,790 were sold by Madison West; (ii) 581,310 shares were sold by the Nelson Peltz Children's Trust (of which Mr. Peltz is a co-trustee); (iii) 964 shares were sold by the Peltz Family Limited Partnership (of which Mr. Peltz is a general partner); (iv) 145,569 shares were sold by each of the Leslie A. May 1998 Trust and the Jonathan P. May 1998 Trust (Mr. Peter May is a co-trustee of both trusts); and (v) 57,385 shares were sold by Mr. Garden. The proceeds received pursuant to the January 2005 Offering by the above-referenced selling stockholders (excluding discounts and commissions to underwriters) was (i) $12,095,800 by Madison West, (ii) $11,626,200 by the Nelson Peltz Children's Trust, (iii) $19,280 by the Peltz Family Limited Partnership, (iv) $2,911,380 by the Leslie A. May 1998 Trust, (v) $2,911,380 by the Jonathan P. May 1998 Trust and (vi) $1,147,700 by Mr. Garden.

      Pursuant to the terms of a Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of October 29, 2004, the Company made a restricted stock award of 90,000 shares of Encore Common Stock owned by it to a then officer of the Company, other than one of the Company's executive officers, who began serving on Encore's board of directors. Such award reduced the Company's then current ownership of Encore Common Stock by 1.2% to 7.2%. The award was to vest over a three-year period from the date of grant, subject to such employee's continued employment with the Company. The officer resigned from the Company in December 2004, but agreed to continue to serve as a director of Encore. In consideration of his continued service as a director of Encore on behalf of the Company, the Restricted Stock Agreement was amended to provide that the remaining unvested portion of the award would not be immediately forfeited, but rather would vest in whole, in part or not at all, on October 29, 2005, in the sole discretion of the Audit Committee and Compensation Committee.

      As part of its overall retention efforts, the Company has provided certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co-investments, EBT Holding Company, LLC (“EBT”), 280 KPE Holdings, LLC (“280 KPE”), K12 Inc. and 280 BT Holdings LLC (“280 BT”). In connection with these four investments, the Company received notes due the Company in the original face amount of $4,046,000, in the aggregate (of which $1,889,776 was outstanding as of April 1, 2005), of which one-half of the principal amount of these notes (or $944,888 as of April 1, 2005), is non-recourse. The notes bear interest at the prime rate adjusted annually. During 2004, the largest outstanding principal amount owed to the Company by Messrs. Peltz and May pursuant to the notes was $888,888 and $888,888, respectively, in connection with these investments (of which the same amounts remained outstanding as of April 1, 2005). In accordance with the terms of such notes, the non-recourse portion of the note made by Jonathan P. May in favor of the Company related to his investment in 280 BT was forgiven in connection with his resignation in May 2004 from the Company as a Senior Vice President of the Company and Chairman of Arby's. Mr. Jonathan May is the son of Mr. Peter May. In connection with the foregoing, Mr. Jonathan May transferred to Triarc all of his right, title and interest in and to his membership interest in 280 BT. Under the Sarbanes-Oxley Act of 2002, the Company may not make any new loans to its executive officers and the Company's co-investment policy no longer permits loans.

      As of January 2, 2005, the Company owned 63.6% of the capital interests and 61.5% of the membership interests in future profits (the “Profit Interests”) in D&C. The remaining economic interests in D&C were owned directly or indirectly by executives of Deerfield, including approximately 24.9% by Mr. Sachs. In connection with the acquisition of D&C, commencing July 22, 2009, the Company will have certain rights to acquire the economic interests of D&C owned by Mr. Sachs and another executive officer of Deerfield, which aggregate 35.5% of the capital interests and 34.3% of the Profit Interests. In addition, commencing July 22, 2007, Mr. Sachs, and another executive officer of Deerfield will have certain rights to require the Company to acquire their economic interests. In each case, the rights are generally exercisable at a price equal to the then current fair market value of those interests and are subject to acceleration under certain circumstances. See “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs” above and Proposal 2 below.

      In December 2004, Deerfield Triarc Capital Corp., a newly formed real estate investment trust (the “REIT”) managed and advised by Deerfield, completed a private placement of its common stock. In connection with the private placement, the Company acquired 1,000,000 shares, representing 3.7% of the outstanding shares of the common shares of the REIT and Messrs. Garden, Sachs and Schorr acquired 16,500, 33,500 and 5,000 shares, respectively. Each of the Company and Messrs. Garden, Sachs and Schorr paid $15.00 per share, the same price per share as paid by unaffiliated investors in the private placement. In consideration for providing management and advisory services, Deerfield was granted 403,847 shares of restricted stock of the REIT and options to purchase an additional 1,346,156 shares of stock of the REIT at a price of $15.00 per share.

      In connection with the July 2004 acquisition by the Company of its interest in D&C, the Company agreed to invest $100 million in Deerfield Opportunities Fund, LLC, an investment fund managed by Deerfield (the “Opportunities Fund”), and Mr. Sachs, through an affiliate, agreed to invest approximately $4.3 million in the Opportunities Fund. The Opportunities Fund commenced operations in October 2004. At March 31, 2005, the Company owned an aggregate 95.2% direct and indirect interest in the Opportunities Fund and Mr. Sachs owned a 4.1% interest in the Opportunities Fund. In February 2005, the Company withdrew approximately $4.8 million from the Opportunities Fund and effective as of March 1, 2005, such funds were invested in DM Fund, LLC, a newly formed investment fund managed by Deerfield (the “Macro Fund”). Certain executives of Deerfield, including Mr. Sachs who, through an affiliate, invested approximately $200,000, also invested in the Macro Fund. At March 31, 2005, the Company owned a 93.3% indirect interest in the Macro Fund and Mr. Sachs owned a 4.2% indirect interest in the Macro Fund.

      Pursuant to his employment agreement, Mr. Sachs is entitled to be reimbursed for certain expenses incurred by him with respect to the use of the Aircraft for business purposes. In 2004, Deerfield reimbursed Mr. Sachs for $198,957 of such expenses. See “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs” above.

      Prior to the July 2004 acquisition by the Company of its interest in D&C, certain members of D&C's management, including Mr. Sachs and his affiliates (who invested an aggregate of approximately $1.2 million in three transactions), acquired all or a portion of the equity tranche of securities issued in connection with the formation of certain of the CDOs (collateralized debt obligations) that are currently managed by Deerfield.

      Mr. May and the Company's wholly-owned subsidiary, Sybra, Inc., have an interest in a franchisee that owns an Arby's restaurant. That franchisee is a party to a standard Arby's franchise license agreement and pays to Arby's fees and royalty payments that unaffiliated third-party franchisees pay. Mr. May acquired his interest in the franchisee prior to the acquisition by the Company of Sybra in December 2002. Under an arrangement that pre-dated the Sybra acquisition, Mr. May contributed all of the capital in the franchisee and Sybra manages the restaurant for the franchisee. Under the pre-existing arrangement, Sybra agreed to waive its management fee until Mr. May's capital is returned.

      At the request of Messrs. Nelson Peltz and Peter May, the Company engaged Andrew Peltz, a son of Nelson Peltz, as investment manager for the deferred bonus accounts established for Messrs. Peltz and May under the Deferral Plan (described above). Under this arrangement, which may be terminated by the Company at any time, the Company pays Andrew Peltz a fee (approximately 1% per annum) based on the value, at the end of each month, of the trusts established with respect to the liabilities to Messrs. Peltz and May pursuant to the Deferral Plan. Messrs. Peltz and May will ultimately bear the cost of such fees ($303,648 with respect to 2004) through a concurrent reduction of their deferred bonus accounts. In addition, since February 1, 2004, the Company has been renting office space on a month to month basis to an affiliate of Andrew Peltz. Such affiliate pays rent (which includes all utilities and other charges) for the space in an amount equal to base rent paid by the Company for such space (approximately $875 per month).

      As noted above, in May 2004, Mr. Jonathan P. May, the son of Mr. Peter May, resigned as Senior Vice President of the Company and as Chairman of Arby's. Following his resignation, Mr. May served as a consultant to the Company until December 2004 and received $166,667 in consideration therefor. Additionally, Mr. May received a $200,000 bonus with respect to his services to the Company during fiscal 2004.

      During fiscal 2004, the Company made charitable contributions of $75,000 to the Intrepid Museum Foundation, $100,000 to the Prostate Cancer Foundation and $65,000 to the Simon Wiesenthal Center. Mr. Peltz is a trustee of the Intrepid Museum Foundation, a member of the board of directors of the Prostate Cancer Foundation and Co-Chairman of the board of directors of the Simon Wiesenthal Center. During fiscal 2004, the Company also made charitable contributions of $100,000 to the Arby's Foundation and $107,500 to Mount Sinai Hospital. Mr. May is a director of the Arby's Foundation and the Chairman of the Board of Trustees of Mount Sinai Hospital.

PROPOSAL 2.
APPROVAL OF AMENDMENT TO THE
COMPANY'S 1999 EXECUTIVE BONUS PLAN

Introduction

      At the Meeting, you are being asked to approve an amendment, in the form attached hereto as Annex A (the “Amendment”), to the Performance Goal Award portion of Company's 1999 Executive Bonus Plan. The Amendment, which is described in greater detail below, adds an additional performance criterion that the Performance Compensation Subcommittee, which administers the 1999 Executive Bonus Plan, may select in establishing appropriate performance goals for “Performance Goal

Bonus Awards” (as defined in the 1999 Executive Bonus Plan). The Amendment also clarifies that the performance period over which a Performance Goal Bonus Award is earned may be greater than one “Plan Year” (as defined below). The Performance Compensation Subcommittee has approved the Amendment subject to approval by our stockholders. The Amendment will provide the Performance Compensation Subcommittee with more flexibility in determining appropriate performance goals, and the performance periods for meeting those performance goals, when granting Performance Goal Bonus Awards.

      Approval of the Amendment by our stockholders will also permit the Deerfield Companies to pay Gregory Sachs, Chief Executive Officer of the Deerfield Companies and a director of the Company, any additional annual bonus earned under his employment agreement with the Deerfield Companies, as that additional annual bonus is described under the heading “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs”. If our stockholders do not approve the Amendment, Mr. Sachs will not be entitled to receive the additional annual bonus and, as a consequence, he will be entitled to terminate his employment with the Deerfield Companies for “good reason” (as defined in his employment agreement) and receive the post-termination payments set forth in the employment agreement, as described under the heading “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs”.

      Our stockholders are also being asked to approve the Amendment to ensure that Performance Goal Bonus Awards made under the 1999 Executive Bonus Plan using the performance criterion added by the Amendment or having a performance period longer than one Plan Year will be deductible by the Company. Section 162(m) of the Code and the related treasury regulations (“Section 162(m)”) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers, unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that the Performance Compensation Subcommittee may use in granting an Performance Goal Bonus Award and of the performance period over which that award may be earned.

      The 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The 1999 Executive Bonus Plan provides for two types of bonuses to be awarded to designated participants: “Formula Bonus Awards” (which are not the subject of the Amendment) and Performance Goal Bonus Awards. The 1999 Executive Bonus Plan was approved by our stockholders on September 23, 1999 and the Performance Goal Bonus Award portion of the 1999 Executive Bonus Plan was reapproved by our stockholders on June 9, 2004. The Performance Goal Bonus Award portion of the 1999 Executive Bonus Plan is described in greater detail below.

Summary of the Amendment to the 1999 Executive Bonus Plan

      The following description of the Amendment is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the Amendment attached hereto as Annex A and should be read in conjunction with the following summary.

      Designation. The Amendment clarifies that Performance Goal Bonus Awards may be based on performance over a period of time that exceeds one Plan Year.

      Performance Goal Bonus Awards. The Amendment adds the following additional criterion for determining the performance of the Company (or operating units of the Company): consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense.

Summary of the Performance Goal Bonus Award Portion
of the 1999 Executive Bonus Plan, as amended by the Amendment

      The following description of the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the 1999 Executive Bonus Plan, which was filed as Annex A to the Company's 1999 Proxy Statement and should be read in conjunction with the following summary. Stockholders may request a copy of the 1999 Executive Bonus Plan, as amended by the Amendment, by contacting the Company at: Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Investor Relations (212) 451-3000.

      Administration. The Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan is administered by a committee (the “Committee”) that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m)). The Committee is currently the Performance Compensation Subcommittee and will be the Compensation Committee if it meets the preceding requirements.

      The Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan. Without limiting the generality of the foregoing, and in addition to any other authority or responsibility specifically granted to the Committee in the 1999 Executive Bonus Plan, the Committee has the exclusive right to (a) interpret the 1999 Executive Bonus Plan, (b) determine eligibility for participation in the 1999 Executive Bonus Plan, (c) decide all questions concerning eligibility for and the amount of awards payable under the 1999 Executive Bonus Plan, (d) construe any ambiguous provision of the 1999 Executive Bonus Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the 1999 Executive Bonus Plan, (j) make regulations for carrying out the 1999 Executive Bonus Plan and make changes in such regulations as they from time to time deem proper and (k) decide any and all questions arising in the administration, interpretation and application of the 1999 Executive Bonus Plan.

      The Committee has full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the 1999 Executive Bonus Plan including, without limitation, its construction of the terms of the 1999 Executive Bonus Plan and its determination of eligibility for participation and awards under the 1999 Executive Bonus Plan. The decisions of the Committee and its actions with respect to the 1999 Executive Bonus Plan are final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the 1999 Executive Bonus Plan. However, except to the extent otherwise prohibited by law or to the extent such delegation would cause any award to fail to satisfy the requirements of Section 162(m), the Committee may delegate in writing to one or more persons some or all of its authority; provided, however, that awards to participants who are “covered employees” within the meaning of Section 162(m) (“Covered Employees”) must be made by the Committee.

      Effective Date. The 1999 Executive Bonus Plan became effective as of May 3, 1999.

      Eligibility. The 1999 Executive Bonus Plan provides that the Committee designate for each Plan Year(s) which executive officers and key employees of the Company and its subsidiaries, if any, will be eligible for a Performance Goal Bonus Award for such Plan Year(s). The Committee designates such individuals prior to the date on which the Committee establishes the “Performance Goals” (as defined below) for a Plan Year(s) (as discussed below). The Committee may designate at any time Performance Goal Bonus Award(s) for one or more executive officers or key employees in respect of more than one Plan Year, provided that the designation shall be made no later than the “Performance Goals Date” (as defined below) of the first Plan Year in respect of which the Performance Goal Bonus Award(s) is granted. A “Plan Year” is the Company's accounting fiscal year or such other period as the Committee in its sole discretion may determine.

      Performance Goal Awards. Each Performance Goal Bonus Award is payable only upon achievement over the Plan Year(s) of pre-established objective performance goals established by the Committee for such Plan Year(s) (the “Performance Goals”). The Committee may designate one or more Performance Goals with respect to Performance Goal Bonus Awards available under the 1999 Executive Bonus Plan. The Performance Goals will be based on attainment of specific levels of performance of the Company (or operational units of the Company) with reference to one or more of the following criteria:

(1)	earnings per share;
(2)	market share;
(3)	margins (limited to gross margin, Adjusted EBITDA (as defined below) margin, and Adjusted EBITDA (as defined below but excluding clause (1) thereof) margin);
(4)	productivity improvement;
(5)	costs or expenses;
(6)	successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;
(7)	total return on investment portfolio;
(8)	pre-tax net realized capital gains;
(9)	stock price;
(10)	net investment income; and
(11)	consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense.

      “Adjusted EBITDA” for any Plan Year means operating income for such Plan Year (or other referenced period), as reflected on the Company's consolidated audited financial statements, adjusted to exclude the impact of:

(1)	depreciation and amortization expenses;
(2)	any amounts accrued pursuant to management bonus plans including, but not limited to, the 1999 Executive Bonus Plan, and related employer payroll taxes for the applicable period;

(3)	any discretionary or matching contributions to the Company's 401(k) Plan and other deferred compensation plans for the applicable period;
(4)	all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (“APB Opinion No. 30”);
(5)	all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the applicable period;
(6)	all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;
(7)	any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the applicable period;
(8)	the reduction in carrying value of long-lived assets, in accordance with Financial Accounting Standards Board (“FASB”) Pronouncement No. 121; and
(9)	all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123.

      In addition, operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

      The Committee establishes the Performance Goals as to each participant and, if more than one Performance Goal is established, the weighting of the Performance Goals, no later than 90 days after the commencement of the Plan Year or such earlier date as may be required in order for the Performance Goal Bonus Awards in respect of such Plan Year to qualify as “performance based compensation” for purposes of Section 162(m) (the “Performance Goals Date”). On or before the Performance Goals Date as to each Plan Year, the Committee establishes a written schedule of the amount of a Performance Goal Bonus Award that will be payable to a participant under the 1999 Executive Bonus Plan if the Performance Goals are satisfied.

      As soon as practicable following the end of the applicable Plan Year, the Committee certifies in writing whether the Performance Goals established for the Plan Year have been attained and calculates the Performance Goal Bonus Award, if any, payable to each participant under the schedule established above. Performance Goal Bonus Awards are paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified by the Committee and following the delivery of the audited consolidated financial statements of the Company with respect to such Plan Year.

      The Committee may, at any time prior to the Performance Goals Date for a Plan Year, or, subject to the following paragraph, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Plan Year in order to prevent the dilution or enlargement of the rights of participants (a) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development, (b) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

      The Committee may exercise such discretion set forth in the preceding paragraph after the Performance Goals Date only if it reasonably determines that such exercise would not cause the payment of a Performance Goal Bonus Award to fail to qualify as “performance-based compensation” under Section 162(m). In determining entitlement to payment in respect of a Performance Goal Bonus Award, the Committee may, through use of “negative discretion”, reduce or eliminate such award, if that discretion is permitted under Section 162(m).

      Notwithstanding any provision in the 1999 Executive Bonus Plan to the contrary, in no event will a Performance Goal Bonus Award be paid for a Plan Year in which performance fails to attain or exceed the minimum level for any of the Performance Goals, and in no event will any Performance Goal Bonus Award in respect of any Plan Year exceed $5.0 million to any single participant.

      Amendment to the Plan. The Committee may amend, suspend or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. No amendment will be made that will cause the compensation payable under the 1999 Executive Bonus Plan in respect of any Performance Goal Bonus Award previously granted or pending to fail to satisfy the requirements of the performance-based compensation exception of Section 162(m). No amendment will be made without stockholder approval to the extent stockholder approval is necessary to cause any Performance Goal Bonus Award previously granted or pending to satisfy the performance-based compensation exception of Section 162(m).

New Plan Benefits

      Because Performance Goal Bonus Awards payable under the 1999 Executive Bonus Plan, as amended by the Amendment, are based on satisfaction of certain performance goals in each Plan Year, it cannot be determined at this time what amounts under the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan, as amended by the Amendment, if any, will be received by any participants with respect to the 2005 Plan Year. In addition, the amounts that would have been paid to participants if the Amendment had been in effect during the 2004 Plan Year cannot be determined for any participants other than Mr. Sachs because the Amendment simply added an additional criterion to the 1999 Executive Bonus Plan and provided that performance periods under the 1999 Executive Bonus Plan could exceed one Plan Year, but did not require than any specific criterion or performance period be used with respect to any Performance Goal Bonus Award. The criterion used to determine the attainment of the performance goals for any Performance Goal Bonus Award granted to Mr. Sachs by the Performance Compensation Subcommittee is the additional criterion added to the 1999 Executive Bonus Plan by the Amendment and his performance period is over the term of his employment agreement, as further described under the heading “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs”. Had the additional criterion been added to the 1999 Executive Bonus Plan and had Mr. Sachs been entitled to an additional annual bonus under his employment agreement for the 2004 Plan Year, Mr. Sachs would have received an additional annual bonus equal to $1,048,786 (using D&C's 2004 post-acquisition EBITDA, on an annualized basis). The bonuses paid to Messrs. Peltz, May, Garden, Schorr and McCarron and included in the “Summary Compensation Table” above with respect to 2004, other than $2,307,040 awarded to Mr. Garden, were pursuant to the 1999 Executive Bonus Plan.

      Each of Messrs. Peltz, May, Garden, Schorr, McCarron and Sachs have been designated as participants in the 1999 Executive Bonus Plan and are eligible to receive Performance Goal Bonus Awards in respect of the 2005 Plan Year.

Required Vote

      The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Meeting to approve the Amendment to the 1999 Executive Bonus Plan. Pursuant to a voting agreement among Messrs Peltz and May, Messrs. Peltz and May have agreed to vote, and to cause their “family members” and “affiliates” (each as defined in the voting agreement) to vote, their stock in favor of the Amendment. As of April 12, 2005, Messrs. Peltz and May and such family members and affiliates held an aggregate of approximately 34.9% of the voting power of the Company's outstanding Class A and Class B Common Stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 EXECUTIVE BONUS PLAN.

PROPOSAL 3.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) to be the Company's independent registered public accountants for fiscal 2005. Deloitte has acted as the Company's independent registered public accountants since July 9, 1994.

      Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

      Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. Although ratification of the selection of Deloitte as the Company's independent registered public accountants is not required by the Company's By-Laws or otherwise, we are asking stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte as the Company's independent registered public accountants.

Auditor Fees

      The following is a description of the fees billed to the Company by Deloitte during the fiscal years ended January 2, 2005 and December 28, 2003:

      Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte's review and audit of the Company's annual financial statements, Deloitte's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements totaled approximately $1,870,531 for fiscal 2004 and $1,257,000 for fiscal 2003.

      Audit-Related Fees: The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the “Audit Fees” above were $1,907,173 for fiscal 2004 (principally for due diligence with respect to the Deerfield acquisition) and $1,212,000 for fiscal 2003 (principally for due diligence with respect to two proposed acquisitions, post-closing matters relating to the sale of the Snapple Beverage Group, which were concluded in 2003, and subsidiary stand-alone reports).

      Tax Fees: The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning were $63,165 in fiscal 2004 (principally related to matters relating to tax related research and the proposed formation of a business development company), and $100,000 for fiscal 2003 (principally related to tax-related due diligence with respect to a potential investment and consultations with respect to federal and state tax audits).

      All Other Fees: Fees billed to the Company by Deloitte for all other products and services provided to the Company and not reported under the three prior headings were $0 for both fiscal 2004 and fiscal 2003.

      As noted in the Audit Committee Report (see page 36), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company's consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte's independence.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has adopted a pre-approval policy that provides that the Company's independent auditor may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company's independent auditor expressly relies on the audit report of such separate firm in its own report on the Company's financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on annual basis. Any engagement of the independent auditor to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent auditor for such service.

      Services proposed to be provided by the independent auditor that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate.

      The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 for any applicable fiscal year and any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

      None of the non-audit services provided by Deloitte in 2004 were approved under the Securities and Exchange Commission's de minimis exception to audit committee approval.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS

Expenses of Solicitation

      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

Contacting Directors

      If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@triarc.com or you may write to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company's accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

Stockholder Proposals for the 2006 Annual Meeting

      From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2006, with the related proxy statement being first mailed to stockholders on or about May 2, 2006. To be considered for the 2006 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than January 2, 2006, and must otherwise comply with Rule 14a-8 under the Exchange Act.

      Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc's Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See “Proposal 1. Election of Directors—Board Meetings and Certain Committees of the Board—Nominating and Corporate Governance Committee” above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of our Class A Common Stock or Class B Common Stock who share the same address or household may not receive separate copies of this proxy statement and our 2004 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: Triarc Companies, Inc., 280 Park Avenue, New York, NY 10017, Attention: Investor Relations (212) 451-3000.

      Stockholders may also call or write to us at the above address or contact our transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

Annual Report on Form 10-K

      The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017, Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company's website at http://www.triarc.com.

By Order of the Board of Directors

STUART I. ROSEN Secretary

New York, New York
May 2, 2005

ANNEX A

AMENDMENT TO THE
TRIARC COMPANIES, INC. 1999 EXECUTIVE BONUS PLAN

      TRIARC COMPANIES, INC. Executive Bonus Plan is hereby amended, effective as of June 22, 2004, as follows:

1. Section 4(a)(i) is replaced in its entirety to read as follows:

(i) Designation. The Committee shall, in its sole discretion, designate for each Plan Year(s) which executive officers and key employees of the Company and its subsidiaries, if any, will be eligible for Performance Goal Bonus Award(s) for such Plan Year(s). The Committee shall designate such individuals prior to the Performance Goals Date with respect to such individual for such Plan Year(s). The Committee may designate at any time Performance Goal Bonus Award(s) for one or more executive officers or key employees in respect of more than one Plan Year, provided that the designation shall be made no later than the Performance Goals Date of the first Plan Year in respect of which the Performance Goal Bonus Award(s) is granted. Each Participant will be notified of the selection as soon after approval as is practicable.

2. Section 4(b)(i)10 is replaced in its entirety and a new Section 4(b)(i)11 is added to read as follows:

10. net investment income;

11. consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense, and amortization expense.

A-1

APPENDIX I

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
TRIARC COMPANIES, INC.

Wednesday, June 1, 2005

ADMISSION TICKET

0

TRIARC COMPANIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 1, 2005

The 2005 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 1, 2005, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd floor, New York, New York, for the purposes listed on the reverse side:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TRIARC COMPANIES, INC.

Wednesday, June 1, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ADMISSION TICKET

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH OF THE ELEVEN (11) NOMINEES NAMED BELOW AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
1. To elect eleven (11) directors to hold office as specified in the accompanying Proxy Statement.		2. Proposal to approve an amendment to the Performance Goal Bonus Awards portion of the Company’s 1999 Executive Bonus Plan as described in the Proxy Statement.
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES:
Nelson Peltz Peter W. May Hugh L. Carey Clive Chajet Edward P. Garden Joseph A. Levato Gregory H. Sachs David E. Schwab II Raymond S. Troubh Gerald Tsai, Jr. Jack G. Wasserman
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.

4. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company’s Class A Common Stock and/or Class B Common Stock, Series 1, at the close of business on April 12, 2005.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

Please check here if you plan to attend the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.